Exhibit 99.1

Lifetime Brands' Board of Directors Authorizes $20 Million Share Repurchase Program

GARDEN CITY, NY, March 14, 2022 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today announced that its Board of Directors authorized a share repurchase program under which the Company may purchase up to $20 million of Lifetime Brands’ common stock. This program replaces the Company’s previously authorized $10 million share repurchase program.

Robert Kay, Lifetime’s Chief Executive Officer, commented, “The Board’s decision to authorize the share repurchase program reflects our strong cash generation and fortified balance sheet, as well as the Board’s confidence in Lifetime’s growth trajectory and future prospects,” said Robert Kay, Lifetime’s Chief Executive Officer. “The repurchase authorization is also consistent with our disciplined capital allocation strategy, which balances investing in our growth initiatives, accretive M&A and returning capital to shareholders to drive long-term shareholder value.”

Under the repurchase program, Lifetime Brands may purchase its common stock through a variety of methods, including through negotiated block transactions, accelerated share repurchase transactions, 10b5-1 plans or open market purchases. The number and timing of shares of common stock repurchases will depend on a variety of factors including, but not limited to, market conditions, corporate considerations, business opportunities, debt agreements, and regulatory requirements. The repurchase authorization does not have an expiration date and may be amended or terminated by the Board at any time without prior notice.
Forward-Looking Statements
In this press release, the use of the words “believe,” “could,” “expect,” "intend," “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding any discussion of the timing or nature of the Company’s repurchases of common stock, future operating or financial performance or other events. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, macroeconomic factors outside the Company’s control that may impact the price of the Company’s common stock; the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could affect customer purchasing practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the long-term ramifications of the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances; global and economic conditions (including, without limitation, conflict or war); inflation or deflation in supply chain costs; the imposition of tariffs and other trade policies and/or economic sanctions implemented by the U.S. and other governments; our ability to successfully integrate acquired businesses; our expectations regarding the future level of demand for our products; our ability to execute on the goals and strategies set forth in our five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.

Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew® and Year & Day®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Sophie Throsby
212-355-4449
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